UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2009

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GOLF TRUST OF AMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Maryland	000-22091	33-0724736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Adger’s Wharf, Charleston, South Carolina 29401

(Address of Principal Executive Offices) (Zip Code)

(843) 723-4653

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On October 6, 2009, the registrant ("GTA") entered into an Agreement and Plan of Merger with Pernix Therapeutics, Inc. ("Pernix”). Under the Agreement, a wholly owned subsidiary of GTA will merge with Pernix and GTA will issue 41,800,000 shares of GTA's common stock to Pernix’s stockholders, representing approximately 84% of the combined company’s outstanding common stock on a fully diluted basis. On the closing date of the Agreement, (i) Pernix will become a wholly owned subsidiary of GTA, (ii) the President of Pernix will be appointed President and Chief Executive Officer of GTA and (iii) the GTA Board will be reconstituted, with three Board members selected by Pernix and two existing GTA directors retained.

The Closing is subject to a number of closing conditions and contingencies, including shareholder approval by the GTA shareholders, approval of GTA's new listing application with the NYSE AMEX along with customary closing conditions.

A copy of the Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Agreement is qualified in its entirety by the contents thereof.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger By and Among Golf Trust of America, Inc., GTA Acquisition, LLC and Pernix Therapeutics, Inc. dated as of October 6, 2009

99.1	Press Release of Golf Trust of America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Registrant)

October 7, 2009	By:	/s/ MICHAEL C. PEARCE
Michael C. Pearce
President and Chief Executive Officer